As filed with the Securities and Exchange Commission on July 23, 2007
                                                 Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  NELNET, INC.

             (Exact name of registrant as specified in its charter)

                                    NEBRASKA
         (State or other jurisdiction of incorporation or organization)

                                   84-0748903
                      (I.R.S. Employer Identification No.)

                        121 SOUTH 13TH STREET, SUITE 201
                             LINCOLN, NEBRASKA 68508
                                 (402) 458-2370
     (Address, including zip code, and telephone number,including area code, of registrant's principal executive offices)

                                 TERRY J. HEIMES
                             CHIEF FINANCIAL OFFICER
                                  NELNET, INC.
                        121 SOUTH 13TH STREET, SUITE 201
                             LINCOLN, NEBRASKA 68508
                            TELEPHONE: (402) 458-2303
                            FACSIMILE: (402) 458-2294
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             Dwight R. Landes, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                          1225 17th Street, Suite 2300
                             Denver, Colorado 80202
                            Telephone: (303) 299-7320
                            Facsimile: (303) 296-3956

                             Daniel F. Kaplan, Esq.
                 Perry, Guthery, Haase & Gessford, P.C., L.L.O.
                        233 South 13th Street, Suite 1400
                             Lincoln, Nebraska 68508
                            Telephone: (402) 476-9200
                            Facsimile: (402) 476-0094


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

                                CALCULATION OF REGISTRATION FEE
==============================================================================================
                                                 Proposed          Proposed
Title of Each  Class                             Maximum       Maximum Aggregate   Amount of
   of Securities            Amount to be       Offering Price      Offering       registration
 to be Registered            Registered        per Share (1)      Price  (1)          fee
----------------------------------------------------------------------------------------------
Class A Common Stock,
par value $0.01 per
share...............    10,594,178 shares (2)      $22.73       $240,805,665.94    $7,392.73
==============================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low reported sales prices on the New York Stock Exchange on July 18, 2007.

(2) Pursuant to Rule 416 under the Securities Act, such number of shares of Class A common stock registered hereby shall include an indeterminable number of shares of Class A common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
----------------------------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED JULY 23, 2007


PROSPECTUS



                                10,594,178 SHARES

                                     NELNET

                              CLASS A COMMON STOCK

       This prospectus relates to the offer and potential resale by the selling securityholders named in this prospectus of up to a total of 10,594,178 shares of Nelnet, Inc. Class A common stock. These shares were originally issued by us in a private placement in connection with our acquisition of Packers Service Group, Inc. under the terms of an agreement and plan of merger dated as of May 31, 2007. We will not receive any proceeds from any sales of these shares by the selling securityholders.

        The shares may be offered for resale from time to time by the selling securityholders at market prices prevailing at the time of sale or at privately negotiated prices. The selling securityholders may sell the shares directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

       Our Class A common stock is traded on the New York Stock Exchange under the symbol "NNI." On July 23, 2007, the last sale price of our Class A common stock as reported on the New York Stock Exchange was $21.85 per share.

       INVESTING IN OUR CLASS A COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 2.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  , 2007.

                                TABLE OF CONTENTS

                                                                            PAGE

About This Prospectus..........................................................i
Cautionary Information About Forward-Looking Statements.......................ii
Summary........................................................................1
Risk Factors...................................................................2
Description Of Securities To Be Registered.....................................2
Use Of Proceeds................................................................2
Selling Securityholders........................................................2
Plan Of Distribution...........................................................6
Where You Can Find Additional Information......................................8
Incorporation Of Certain Documents By Reference................................8
Legal Matters..................................................................9
Experts........................................................................9

                                   -----------

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process, or continuous offering process. Under this shelf registration process, the selling securityholders may, from time to time, sell the shares of our Class A common stock set forth in this prospectus in one or more offerings. Each time a selling securityholder sells securities using this prospectus, the selling securityholder is required to provide the purchaser with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling securityholder and the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities. Any prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        Except as otherwise indicated or required by the context, references in this prospectus to "we," "us," "our," "Nelnet" or the "Company" refer to Nelnet, Inc. and its subsidiaries.

        The Nelnet logo is a trademark of Nelnet, Inc. This prospectus contains other trade names, trademarks and service marks of Nelnet and of other companies.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The selling securityholders may offer to sell, and seek offers to buy, the shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus or any sale of the shares.

            CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

        You should carefully consider the risk factors referred to under the heading "Risk Factors" in this prospectus, and the risk factors included in the documents incorporated by reference in this prospectus. This prospectus, including the documents incorporated by reference in this prospectus, contains statements that may be deemed "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included or incorporated by reference in this prospectus regarding our financial position, business strategy and plans and objectives for future performance are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are commonly identified by the use of such terms and phrases as "intends," "believes," "estimates," "expects," "projects," "anticipates," "foreseeable future," "seeks," and words or phrases of similar import in connection with any discussion of future operating or financial performance. You should read statements that contain these words carefully because they discuss future actions, future performance or results of current and anticipated services, sales efforts, expenses, and financial results or state other forward-looking information.

        We believe that it is important to communicate our future expectations to our investors and potential investors. However, any or all of our forward-looking statements in this prospectus, and in the documents incorporated by reference in this prospectus, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These forward-looking statements can be affected by inaccurate assumptions we might make, by risks and uncertainties, or by changes in the terms of student loans and the educational credit marketplace arising from the implementation of, or changes in, applicable laws and regulations, which may reduce the volume, average term, and costs of yields on student loans under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP") of the U.S. Department of Education (the "Department") or result in loans being originated or refinanced under non-FFEL programs or may affect the terms upon which banks and others agree to sell FFELP loans to us. We could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase, or carry education loans; losses from loan defaults; and changes in prepayment rates and credit spreads; and the uncertain nature of the expected benefits from acquisitions and the ability to successfully integrate operations. For a more detailed discussion of these and other factors affecting us, see the factors referred to under the heading "Risk Factors" in this prospectus and in the risk factors included in the documents incorporated by reference in this prospectus. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially. In addition, other factors besides those described or incorporated by reference in this prospectus could also adversely affect operating or financial performance. You should assume that the information appearing or incorporated by reference in this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                     SUMMARY

        THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE MAKING AN INVESTMENT DECISION. FOR A MORE COMPLETE UNDERSTANDING OF US AND THIS OFFERING, WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT, INCLUDING THE "RISK FACTORS" SECTION, THE FINANCIAL AND OTHER INFORMATION INCLUDED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND THE DOCUMENTS TO WHICH WE HAVE REFERRED.

                                  NELNET, INC.

        We are an education planning and financing company focused on providing quality products and services to students, families, and schools nationwide. We rank among the nation's leaders in terms of total student loan assets originated, consolidated, held, and serviced, principally consisting of loans originated under the Federal Family Education Loan Program. We had total net student loan assets of approximately $25 billion as of March 31, 2007. We offer a broad range of pre-college, in-college, and post-college products and services to students, families, schools, and financial institutions. These products and services help students and families plan and pay for their education and students plan their careers. Our products and services are designed to simplify the education planning and financing process and are focused on providing value to students, families, and schools throughout the education life cycle. In recent years, our acquisitions have enhanced our position as a vertically-integrated industry leader.

        Our principal executive offices are located at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508. Our telephone number is (402) 458-2370 and our website is located at www.nelnet.com. Information on our website is not part of, or incorporated by reference into, this prospectus.

                                  THE OFFERING

        On May 31, 2007, we entered into an agreement and plan of merger under which we acquired Packers Service Group, Inc. ("Packers") and issued a total of 10,594,178 shares of our Class A common stock in a private placement to the former shareholders of Packers. Packers was primarily a holding company whose principal asset was an investment in 11,068,604 shares of our Class A common stock which had been held by Packers for several years. We have filed a shelf registration statement in order to permit resales of the shares of our Class A common stock issued to the former shareholders of Packers. This prospectus is a part of that shelf registration statement and may be used from time to time by the selling securityholders named in this prospectus to sell those shares.

Securities Offered.............10,594,178 shares of Nelnet, Inc. Class A common stock owned by the selling securityholders.

Selling Securityholders........All of the shares of Class A common stock covered by this prospectus may be offered by the selling securityholders named herein or their transferees. See "Selling Securityholders" for more information on the selling securityholders in this offering.

Use of Proceeds................We will not receive any proceeds from the disposition of shares in this offering.

Trading........................Our Class A common stock is listed on the New
                               York Stock Exchange under the symbol "NNI."

Risk Factors...................See "Risk Factors" and the other information contained or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in shares of our Class A common stock.

                                  RISK FACTORS

        Investing in our Class A common stock involves a high degree of risk. You should carefully consider all of the information contained in or incorporated by reference into this prospectus, including the risk factors incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, and as further updated by annual, quarterly and other reports and documents we file with the Securities and Exchange Commission (the "SEC") after the date of this prospectus and that are incorporated by reference herein. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. The occurrence of any of these risks could materially adversely affect our business, financial condition or results of operations or your investment in us.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

        The selling securityholders may offer shares of our Class A common stock, which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed for trading on the New York Stock Exchange under the symbol "NNI."

                                 USE OF PROCEEDS

        The securities that may be offered and sold using this prospectus will be offered and sold by the selling securityholders. We will not receive any proceeds from the sale by the selling securityholders of the shares of Class A common stock offered under this prospectus.


                             SELLING SECURITYHOLDERS

        Under the terms of an agreement and plan of merger dated as of May 31, 2007, we acquired Packers Service Group, Inc. ("Packers") and issued a total of 10,594,178 shares of our Class A common stock in a private placement to the former shareholders of Packers, who along with a donee of certain of those shares are reflected as selling securityholders in this prospectus. Packers was primarily a holding company whose principal asset was an investment in 11,068,604 shares of our Class A common stock which had been held by Packers for several years. We are registering the shares of Class A common stock issued in the acquisition of Packers in order to permit the selling securityholders, including their donees, pledgees, transferees or other successors-in-interest, to resell or otherwise dispose of the shares from time to time. Except as set forth herein, the selling securityholders have not had any material position, office or material relationship with us or an affiliate of us within the past three years. Information concerning the selling securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary.

        Because the selling securityholders may offer all, a portion or none of their shares of Class A common stock under this prospectus, we cannot estimate the number or percentage of shares of Class A common stock that the selling securityholders will hold upon termination of any sale. The following table assumes that the selling securityholders will sell all of their shares of Class A common stock that are listed in this prospectus.

        The following table sets forth information, as of June 30, 2007, regarding (1) the name of each selling securityholder; (2) the number of shares of Class A common stock beneficially owned by each selling securityholder; (3) the number of shares of Class A common stock that may be disposed of by each selling securityholder or its transferees under this prospectus; (4) the number of shares of Class A common stock that will be beneficially owned by each securityholder upon termination of this offering, and (5) the percentage of shares of our Class A common stock that will be beneficially owned by each selling securityholder upon the termination of the offering as a percentage of the total number of shares of our Class A common stock outstanding as of June 30, 2007. Beneficial ownership of our Class A common stock is determined in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act. The following table is based upon information furnished to us by the selling securityholders.

                                                                                  PERCENTAGE
                                       SHARES OF      MAXIMUM                    OF SHARES OF
                                        CLASS A      NUMBER OF                     CLASS A
                                         COMMON     SHARES THAT     SHARES OF       COMMON
                                         STOCK      MAY BE SOLD    COMMON STOCK   STOCK OWNED
                                      BENEFICIALLY  PURSUANT TO    BENEFICIALLY      AFTER
             NAME OF                  OWNED PRIOR      THIS        OWNED AFTER     OFFERING
      SELLING SECURITYHOLDER          TO OFFERING   PROSPECTUS     OFFERING (1)     (1)(2)
------------------------------------ ------------- -------------- -------------- ------------
Michael S. Dunlap (3)                19,153,970(4)  2,492,856      16,661,114        35.2%
Angela L. Muhleisen (5)              11,660,494(6)  1,567,939      10,092,555        25.6%
Deborah Bartels (7)                   2,342,611     1,562,642         779,969        2.07%
Angela L. Muhleisen as Custodian
   for Alicia Muhleisen (8)             646,245       646,245               0          *
Angela L. Muhleisen as Custodian
   for Jason Muhleisen (9)              646,245       646,245               0          *
UNF Charitable Gift Fund (10)           500,000       500,000               0          *
Eileen Halonen                          344,463       344,311             152          *
William White (11)                      344,311       344,311               0          *
Diane Kremer as Custodian for
   Dylan Kremer (12)                  285,153.3       264,855        20,298.3          *
Diane Kremer as Custodian for
   Jacinda Kremer (12)                285,153.3       264,855        20,298.3          *
Cody Kremer (13)                        264,855       264,855               0          *
Stephanie Welsh Living Trust (14)       292,779       251,612          41,167          *
Chad Eicher (15)                        287,625       251,612          36,013          *
Aimee Eicher (16)                       316,112       251,612          64,500          *
Todd M. Eicher (17)                     462,279(18)   251,612         210,667          *
Tonn Ostergard as Custodian for
   Winston Ostergard (19)               113,710       108,590           5,120          *
Tonn Ostergard as Custodian for
   Halley Ostergard (19)                113,710       108,590           5,120          *
Jeffrey Schumacher as Custodian
   for Grant Schumacher (20)            174,062       108,590          65,472          *
Jeffrey Schumacher as Custodian
   for Andrew Schumacher (20)           174,062       108,590          65,472          *
Michelle Brewster (21)                   21,413        21,188             225          *
William Eastwood                         24,188        21,188           3,000          *
Mark Portz (22)                          22,588        21,188           1,400          *
Steven Schmidt                           21,288        21,188             100          *
L.G. Searcey (23)                        21,788        21,188             600          *
Jay Steinacher (24)                      21,438        21,188             250          *
R. David Wilcox (25)                     21,188        21,188               0          *
Brad Crain (26)                          21,188        21,188               0          *
Susanne Dondlinger                       21,662        21,188             474          *
Alan Fosler (27)                         21,188        21,188               0          *
Keith May (28)                           21,288        21,188             100          *
Joseph Rohach                            21,288        21,188               0          *

-----------------------------------------------------------------------------------------------


*   Less than 1%.

(1) Assumes the sale of all shares of Class A common stock that may be sold pursuant to this prospectus, although the selling securityholders are under no obligations known to us to sell any shares of Class A common stock at this time.

(2) Calculated based on 37,661,381 shares of our Class A common stock outstanding as of June 30, 2007, as adjusted for certain selling securityholders to reflect an assumed conversion of shares of Class B common stock beneficially owned by such selling securityholders.

(3) Mr. Dunlap is the chairman, chief executive officer and a member of the board of directors of Nelnet, Inc., as well as a principal shareholder of Nelnet, Inc. He is the president and a director of, and owns or controls 39.8% of the common stock of, Farmers & Merchants Investment Inc. ("F&M"), which is considered to be one of our affiliates. F&M controls Union Bank and Trust Company ("Union Bank") through the ownership of 81.0% of Union Bank's common stock. F&M also owns 15.4% of Union Bank's preferred stock, which is non-voting and is not convertible into shares of common stock. Mr. Dunlap is the non-executive chairman and a director of Union Bank, which is also considered to be one of our affiliates. He also owns 16.8% of Union Bank's preferred stock.

(4) Includes 2,492,856 shares of Class A common stock owned directly by Mr. Dunlap and shares of Class A common stock owned by entities which Mr. Dunlap may be deemed to control, consisting of: 404,500 shares of Class A common stock owned by F&M, a total of 2,200,114 shares of Class A common stock held by Union Bank as trustee under several grantor retained annuity trusts ("GRATs") and charitable remainder unitrusts ("CRUTs"), a total of 1,949,314 shares of Class A common stock held by Union Bank for accounts of Angela L. Muhleisen, a sister of Mr. Dunlap, or her spouse, 250,000 shares of Class A common stock held by Union Bank for the University of Nebraska Foundation (see footnote 10 below), 45,000 shares of Class A common stock held by Union Bank for its profit sharing plan, and a total of 2,174,102.3 shares of Class A common stock held by Union Bank for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank with respect to which Union Bank may be deemed to have or share voting or investment power. Mr. Dunlap disclaims beneficial ownership of the shares of Class A common stock held by F&M and Union Bank, except for his beneficial interest in 355 shares of Class A common stock issued through the stock matching program of our 401(k) plan and held by Union Bank, and except to the extent that he actually has or shares voting power or investment power over any other such shares. Also includes a total of 9,637,729 shares of our Class B common stock, which are convertible into a total of 9,637,729 shares of our Class A common stock at any time, of which 4,573,004 shares of Class B common stock are owned directly by Mr. Dunlap, 1,701,000 shares of Class B common stock are owned by Mr. Dunlap's spouse, 1,586,691 shares of Class B common stock are owned by Union Financial Services, Inc. ("UFS"), of which Mr. Dunlap is chairman and owns 50.0% of the outstanding capital stock, 1,269,009 shares of Class B common stock are held by Union Bank as trustee for a GRAT established by Mr. Dunlap, and 508,025 shares of Class B common stock are held by Union Bank as trustee under a GRAT established by another person. Mr. Dunlap disclaims beneficial ownership of the shares of Class B common stock held by UFS and the 508,025 shares of Class B common stock held by Union Bank as trustee under the GRAT established by another person, except to the extent that he actually has or shares voting power or investment power over such shares. A total of 700,000 shares of Class B common stock owned by Mr. Dunlap are pledged as collateral for a line of credit which had not been drawn upon as of June 30, 2007.

(5) Ms. Muhleisen, a sister of Michael S. Dunlap, is a director, president and chief executive officer of Union Bank. She is also chairman and a director of, and owns or controls 37.3% of the common stock of, F&M. She is also a principal shareholder of Nelnet, Inc., and owns 16.8% of the preferred stock of Union Bank.

(6) Includes 2,446,660 shares of Class A common stock owned directly by Ms. Muhleisen, 88,864 shares of Class A common stock owned jointly by Ms. Muhleisen and her spouse, 981,730 shares of Class A common stock owned by her spouse, a total of 1,438,540 shares of Class A common stock held by Union Bank as trustee for GRATs established by Ms. Muhleisen and her spouse, a total of 1,292,490 shares of Class A common stock held by Ms. Muhleisen as custodian for her daughter and her son, and shares of Class A common stock that are owned by entities that Ms. Muhleisen may be deemed to control, consisting of: 404,500 shares of Class A common stock owned by F&M, a total of 761,574 shares of Class A common stock held by Union Bank as trustee under several GRATs and CRUTs, 250,000 shares of Class A common stock held by Union Bank for the University of Nebraska Foundation (see footnote 10 below), 45,000 shares of Class A common stock held by Union Bank for its profit sharing plan, and a total of 2,174,102.3 shares of Class A common stock held by Union Bank for the accounts of miscellaneous trusts, IRAs, and investment accounts at Union Bank with respect to which Union Bank may be deemed to have or share voting or investment power. Ms. Muhleisen disclaims beneficial ownership of the shares of Class A common stock held by F&M and Union Bank, except for her retained beneficial interest in a total of 1,438,540 shares of Class A common stock held by Union Bank as trustee for GRATs established by Ms. Muhleisen and her spouse, and except to the extent that she actually has or shares voting power or investment power over any other such shares. Also includes a total of 1,777,034 shares of our Class B common stock, which are convertible into a total of 1,777,034 shares of our Class A common stock at any time, held by Union Bank as trustee under two GRATs. Ms. Muhleisen disclaims beneficial ownership of the shares of Class B common stock held by Union Bank as trustee under these GRATs, except to the extent that she actually has or shares voting power or investment power over such shares.

(7) Ms. Bartels, a sister of Michael S. Dunlap and Angela L. Muhleisen, owns or controls 37.3% of the non-voting preferred stock of F&M, which amount is convertible by the holder at any time into shares of F&M common stock which would currently represent 12.8% of F&M common stock on an as converted basis, and 3.5% of the common stock of F&M. She also owns 16.7% of the preferred stock of Union Bank. Ms. Bartels and her spouse beneficially own a total of 779,969 shares of our Class A common stock that were not issued as part of our acquisition of Packers. All of such shares, including a total of 355,359 shares held in GRATs established by Ms. Bartels and her spouse, are held in accounts at Union Bank.

(8)  Alicia Muhleisen is Angela L. Muhleisen's daughter. See footnotes 5 and 6.

(9)  Jason Muhleisen is Angela L. Muhleisen's son. See footnotes 5 and 6.

(10) UNF Charitable Gift Fund ("UNF Fund") is a Nebraska nonprofit corporation that is exempt from income tax under Section 501(c)(3) of the Internal Revenue Code. The 500,000 shares of Class A common stock that may be sold by the UNF Fund pursuant to this prospectus were donated to the UNF Fund by Michael S. Dunlap. The UNF Fund was established by the University of Nebraska Foundation (the "Foundation"). Michael S. Dunlap is a director of the Foundation, a member of its executive committee, the chair of its development committee, and a member of its planned giving subcommittee. Angela L. Muhleisen is a member of the Foundation's administrative committee and its diversity subcommittee. Thomas E. Henning, a member of the board of directors of Nelnet, Inc., is the chairman of the Foundation's board of directors, the chair of its executive committee, and a member of various other committees and subcommittees of the Foundation. James P. Abel, a member of the board of directors of Nelnet, Inc., is a director of the Foundation.

(11) Mr. White is a director of F&M.

(12) Diane Kremer is a director of F&M, and owns 8.9% of the preferred stock of Union Bank. The Diane Kremer Trust holds 25.5% of the non-voting preferred stock of F&M, which amount is convertible by the holder at any time into shares of F&M common stock which would currently represent 9.1% of F&M common stock on an as converted basis. The Diane Kremer Trust holds 9,149.30 shares of Class A common stock and Ms. Kremer holds an additional 11,149 shares of Class A common stock, which shares were not issued in connection with our acquisition of Packers.

(13) Cody Kremer is Diane Kremer's son.

(14) Stephanie Welsh is a director of F&M. She is the beneficial owner of 41,167 shares of Class A common stock that were not issued in connection with our acquisition of Packers.

(15) Chad Eicher, a brother of Stephanie Welsh, is a director of F&M.

(16) Aimee Eicher, a sister of Stephanie Welsh and Chad Eicher, is a director of F&M.

(17) Todd M. Eicher, a brother of Stephanie Welsch, Chad Eicher and Aimee Eicher, is the Chief Mergers and Acquisitions Officer and an executive director of Nelnet, Inc. Todd M. Eicher is also a director of F&M.

(18) Includes 121,835 shares owned by Todd M. Eicher's spouse and are also pledged as collateral.

(19) Tonn Ostergard is a director of Union Bank.

(20) Jeffrey Schumacher and his spouse own 65,472 shares of Class A common stock in a non-custodial capacity, which shares were not issued in our acquisition of Packers. 63,472 of such shares are held in an account at Union Bank.

(21) Ms. Brewster is the spouse of an employee of Union Bank.

(22) Mr. Portz is an executive officer and a member of the board of directors of Nelnet Capital, LLC, which is a registered broker-dealer and a wholly-owned subsidiary of Nelnet, Inc. Mr. Portz is also a vice president of Union Bank.

(23) Mr. Searcey is a senior vice president of Union Bank.

(24) Mr. Steinacher is a first vice president of Union Bank.

(25) Mr. Wilcox is a senior vice president of Union Bank. The shares owned by Mr. Wilcox are held in an account at Union Bank.

(26) Mr. Crain is a vice president of F&M and a senior vice president and chief financial officer of Union Bank.

(27) Mr. Fosler is a senior vice president of Union Bank.

(28) Mr. May is an executive vice president of Union Bank.

                              PLAN OF DISTRIBUTION

        We will not receive any of the proceeds of the sale of the shares of Class A common stock offered by this prospectus. As used herein, the term selling securityholders includes their transferees, pledgees, donees, and successors-in-interest. The shares of Class A common stock may be sold from time to time by selling securityholders to purchasers:

        o  directly; or

        o through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions.

        The selling securityholders and any underwriters, broker-dealers or agents who participate in the distribution of the Class A common stock may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any profits on the sale of the Class A common stock by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were deemed to be underwriters, the selling securityholders may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

        If the shares of Class A common stock are sold through underwriters, broker-dealers, or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions.

        The shares of Class A common stock may be sold in one or more transactions at:

        o  fixed prices;

        o  prevailing market prices at the time of sale;

        o  varying prices determined at the time of sale; or

        o  negotiated prices.

        These sales may be effected in transactions:

        o on any national securities exchange or quotation service on which the Class A common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange;

        o  in the over-the-counter market; or

        o in transactions otherwise than on such exchanges or services or in the over-the-counter market.

        These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the transaction.

        In connection with the sales of shares of Class A common stock or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. The broker-dealers may in turn engage in short sales of the Class A common stock in the course of hedging their positions. The selling securityholders may also sell the Class A common stock short and deliver Class A common stock to close out short positions, or loan or pledge Class A common stock to broker-dealers that, in turn, may sell the Class A common stock. Such sales may include purchases by a broker-dealer as principal and resale by the broker-dealer of its account, and broker-dealers may agree with a selling securityholder to sell a specified number of shares at a stipulated price per share.

        To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Class A common stock by the selling securityholders. Selling securityholders may decide not to sell all or a portion of the Class A common stock offered by them pursuant to this prospectus or may decide not to sell Class A common stock under this prospectus. In addition, any selling securityholder may transfer, devise or give the Class A common stock by other means not described in this prospectus. Any shares of Class A common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act or other available exemptions from the registration requirements of the Securities Act may be sold under Rule 144 or such other exemptions rather than pursuant to this prospectus.

        The aggregate proceeds to the selling securityholders from the sale of the Class A common stock offered pursuant to this prospectus will be the purchase price of such Class A common stock less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, reject, in whole or part, any proposed purchase of Class A common stock to be made directly or through their agents. We will not receive any of the proceeds from this offering.

        The selling securityholders and any other persons participating in the distribution of the Class A common stock will be subject to the Exchange Act and the rules and regulations thereunder. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Class A common stock by the selling securityholders and any such other person. Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Class A common stock to engage in market-making activities with respect to the particular Class A common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the Class A common stock and the ability to engage in market-making activities with respect to the Class A common stock. We have informed the selling securityholders listed in this prospectus of the restrictions imposed by Regulation M and the selling securityholders have agreed to comply with Regulation M in connection with any offer or sale of the securities covered by this prospectus.

        Although we have a stock repurchase program for the repurchase from time to time of shares of our Class A common stock, in order to ensure compliance with Regulation M of the Exchange Act we will not conduct any repurchases of our Class A common stock during any relevant time period in which any of the selling securityholders who are considered to be affiliates of us notify us that they are selling their shares of Class A common stock pursuant to this prospectus.

        If requested by any selling securityholder or its representative and required with respect to a particular offering of the Class A common stock, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts related to the particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

        We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the shares of Class A common stock offered under this prospectus to the public, other than underwriting discounts, commissions and fees and certain legal expenses, which will be paid by the selling securityholders.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1 (800) SEC-0330 for further information on the public reference rooms. Our Class A common stock is listed on the New York Stock Exchange under the symbol "NNI" and all reports, proxy statements and other information filed by us with the New York Stock Exchange may be inspected at the New York Stock Exchange's offices at 20 Broad Street, New York, New York 10005. We maintain a website at www.nelnet.com. The information contained on our website is not incorporated by reference in this prospectus and you should not consider it a part of this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits):

     o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

     o Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;

     o Our Current Reports on Form 8-K filed on March 15, 2007, March 28, 2007, April 24, 2007, April 27, 2007, May 10, 2007, May 25, 2007, May
          31, 2007 and June 6, 2007; and

     o The description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 8, 2003, including any amendment or report filed for the purpose of updating the description.

        We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus through the completion of the offering of the Class A common stock offered pursuant to this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. Information that we file with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We will provide to you, without charge, a copy of any documents incorporated by reference in this prospectus upon your written or oral request by writing or telephoning us at the following address and telephone number:

                                  Nelnet, Inc.
                        121 South 13th Street, Suite 201
                             Lincoln, Nebraska 68508
                                 (402) 458-2370
                         Attention: Corporate Secretary

                                  LEGAL MATTERS

        The validity of the Class A common stock offered hereby has been passed upon for us by Perry, Guthery, Haase & Gessford, P.C., L.L.O., Lincoln, Nebraska. Attorneys employed by, and an Of Counsel to, Perry, Guthery, Haase & Gessford, P.C., L.L.O. owned an aggregate of 41,289.5 shares of Class A common stock of Nelnet as of June 30, 2007.

                                     EXPERTS

        Our consolidated financial statements as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states the acquisitions of CUnet, LLC; Peterson's Nelnet, LLC; and the remaining 50% interest of infiNET Integrated Solutions, Inc., completed during 2006, were excluded from management's assessment of effectiveness of internal control over financial reporting as of December 31, 2006.

                                10,594,178 SHARES

                                     NELNET





                              CLASS A COMMON STOCK



                    ----------------------------------------



                                   PROSPECTUS



                                           , 2007



                    ----------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the various expenses in connection with the distribution of the securities being registered. All of the amounts shown are estimated (except the SEC registration fee).

SEC registration fee.................................................   $7,393
Printing and engraving expenses......................................      -
Legal fees and expenses..............................................   25,000
Accounting fees and expenses.........................................    5,000
Transfer agent and registrar fees and expenses.......................      -
Miscellaneous fees and expenses......................................    1,000
                                                                     ----------
Total................................................................  $38,393

        The registrant will pay all of the expenses listed above, except for the legal fees and expenses, which will be payable by the selling securityholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under the Nebraska Business Corporation Act, a Nebraska corporation may provide indemnification to directors and officers for judgments, fines, settlements and expenses, including attorney's fees, incurred in connection with any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation may also provide indemnification to directors and officers for judgments, fines, settlements and expenses, including attorney's fees, incurred in connection with any threatened, pending or completed action or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper. The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel or by the shareholders. Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

        The registrant's second amended and restated articles of incorporation, as amended, provide that the registrant shall, to the maximum extent and in the manner permitted by the Nebraska Business Corporation Act, indemnify each of its directors, officers, employees and agents against expenses, including attorney's fees, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the registrant. The registrant shall pay expenses incurred in defending any civil or criminal action or proceeding for which indemnification is available in advance of the final disposition of such action or proceeding, following authorization thereof by the board of directors in the case of an employee or agent, upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall be ultimately determined by final judicial decision, from which there is no further right of appeal, that the indemnified party is not entitled to be indemnified.

        In addition, the registrant's second amended and restated articles of incorporation, as amended, provide that the registrant may purchase and maintain insurance on behalf of any person who is or was an agent of the registrant against any liability asserted against or incurred by such person in such capacity arising out of such person's status as such, whether or not the registrant would have the power to indemnify him or her against such liability under the registrant's second amended and restated articles of incorporation, as amended, and the Nebraska Business Corporation Act. The registrant has obtained insurance for the benefit of its officers and directors insuring such persons against liabilities, including liabilities under the securities laws.

        The registrant's second amended and restated articles of incorporation, as amended, also limit the personal liability of the directors and officers of the registrant for breaches of fiduciary duty to the registrant or its shareholders, except in certain circumstances including (1) breach of the duty of loyalty to the registrant or its shareholders, (2) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law,
(3) acts or omissions for which the Nebraska Business Corporation Act does not permit indemnity for directors under Section 21-2018(2)(e) of the Nebraska Business Corporation Act, which include intentional infliction of harm on the registrant or its shareholders, voting for or assenting to an unlawful distribution and intentional violation of criminal law, or (4) any transaction from which the director derived an improper personal benefit.

        The foregoing summaries are necessarily subject to the complete text of the relevant statute or document.

ITEM 16.  EXHIBITS

        The following exhibits are filed herewith or incorporated by reference.

EXHIBIT
 NUMBER                            DESCRIPTION
--------    --------------------------------------------------------------------

  4.1*      Form of Class A Common Stock Certificate of the Company.

  5.1*      Opinion of Perry, Guthery, Haase & Gessford, P.C., L.L.O.

  23.1*     Consent of Independent Registered Public Accounting Firm

  23.2 Consent of Perry, Guthery, Haase & Gessford, P.C., L.L.O. (included in Exhibit 5.1)

  24.1 Powers of Attorney (included on the signature page to this registration statement)

-------------------
* Filed herewith.

ITEM 17.  UNDERTAKINGS

        The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

        Provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (5) That, for the purpose of determining liability under the Securities Act to any purchaser:

               (i) If the registrant is relying on Rule 430B:

                    (A) Each prospectus filed by the registrant pursuant to Rule
               424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    (B) Each prospectus required to be filed pursuant to Rule
               424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                    (C) If the registrant is subject to Rule 430C, each
               prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, Nebraska, on the 23rd day of July, 2007.

                                        NELNET, INC.


                                        By: /S/ MICHAEL S. DUNLAP
                                           -------------------------------------
                                            Michael S. Dunlap
                                            Chairman and Chief Executive Officer
                                            (Principal Executive Officer)


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Dunlap and Terry J. Heimes, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution for him and his name, place and stead, in all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement pursuant to the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each attorney-in-fact and agent, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated above:

           SIGNATURE                        TITLE                    DATE
--------------------------   --------------------------------- -----------------

 /S/ MICHAEL S. DUNLAP                                          July 23, 2007
--------------------------
     Michael S. Dunlap       Chairman, Chief Executive Officer
                             and Director
                             (Principal Executive Officer)

/S/  Terry J. Heimes                                           July 23, 2007
--------------------------
     Terry J. Heimes         Chief Financial Officer,
                             (Principal Financial Officer
                             and Principal Accounting Officer)

                                                                ______________
--------------------------
     James P. Abel           Director


--------------------------                                     _______________
    Stephen F. Butterfield   Director

 /S/ THOMAS E. HENNING                                          July 20, 2007
--------------------------
       Thomas E. Henning     Director

 /S/ BRIAN J. O'CONNOR                                          July 20, 2007
--------------------------
       Brian J. O'Connor     Director

 /S/ MICHAEL D. REARDON                                         July 20, 2007
--------------------------
      Michael D. Reardon     Director

 /S/ JAMES H. VAN HORN                                          July 20, 2007
--------------------------
       James H. Van Horn     Director

                                  EXHIBIT INDEX

        The following exhibits are filed herewith or incorporated by reference:

EXHIBIT
 NUMBER                              DESCRIPTION
----------    ------------------------------------------------------------------

  4.1*        Form of Class A Common Stock Certificate of the Company.

  5.1*        Opinion of Perry, Guthery, Haase & Gessford, P.C., L.L.O.

  23.1*       Consent of Independent Registered Public Accounting Firm

  23.2        Consent of Perry, Guthery, Haase & Gessford, P.C., L.L.O.
              (included in Exhibit 5.1)

  24.1 Powers of Attorney (included on the signature page to this registration statement)

-------------------
* Filed herewith.